Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190085 on Form S-8 of Physicians Realty Trust of our report dated October 31, 2013 with respect to the Statement of Revenues and Certain Direct Operating Expenses of Crescent City Surgical Centre Facility, LLC at Metairie, Louisiana (“the Crescent City Property”) for the year ended December 31, 2012.

/s/ Plante & Moran, PLLC

Chicago, Illinois
November 1, 2013